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EXHIBIT 16.1



                                 July 7, 2000



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Ladies & Gentlemen:

I have read the statements made by e-commerce group, Inc., which I understand will be filed with the Commission pursuant to Item 4 of a Form 8-K Current Report as part of the Company's Form 8-K Current Report for the month of July 2000. I agree with the statements concerning my firm in such Form 8-K.



                               Very Truly Yours,

                               /s/ Barry L. Friedman

                               Barry L. Friedman












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